PARTICIPATION AGREEMENT
                             -----------------------

                                      Among

                          PUTNAM CAPITAL MANAGER TRUST
                          ----------------------------

                           PUTNAM MUTUAL FUNDS, CORP.
                           --------------------------

                                       and

                  NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY
                  --------------------------------------------




         THIS AGREEMENT, made and entered into as of this 14th day of January, 1994, by and among NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY (hereinafter the "Company"), a Minnesota corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), and the PUTNAM CAPITAL MANAGER TRUST, a Massachusetts Business Trust organized under the laws of Massachusetts (hereinafter the "Trust") and PUTNAM MUTUAL FUNDS CORP. (hereinafter the "Underwriter"), a Massachusetts corporation.

         WHEREAS, the Trust engages in business as an open-end diversified management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Trust and the Underwriter (hereinafter "Participating Insurance Companies"); and

         WHEREAS, the beneficial interest in the Trust is divided into several series of each designated a "Fund" and representing the interest in a particular managed portfolio of securities an other assets; and

         WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission, dated ______________(File No.__________), granting the Company and the variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(7)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by the variable annuity and variable life insurance separate account of the Company (hereinafter the "Shared Funding Exemptive Order"); and

         WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

         WHEREAS, Putnam Investment Management, Inc. (the "Adviser") is duly registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities law; and

         WHEREAS, the Company has registered or will register certain variable life and variable annuity contracts under the 1933 Act; and

         WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date for such Account on Schedule A hereto, to set aside and invest assets attributable to the one or more variable life and annuity contracts; and

         WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

         WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended,

(hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds on behalf of each Account to fund certain of the aforesaid variable life and variable annuity contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as each Account at net asset value.

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust and the Underwriter agree as follows:


ARTICLE I. SALE OF TRUST SHARES

         1.1 The Underwriter agrees to sell to the Company those shares of the Trust which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the shares of the Trust. For purposes of this Section 1.1, the Company shall be the designee of the Trust for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 9:30 a.m. Boston time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

         1.2 The Trust agrees to make its shares available indebtely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Trust calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Trust shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Nothstanding the foregoing, the Board of Trustees of the Trust (hereinafter the "Board") may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of of any Fund if such action is required by law or by regulatory authorities having action.

         1.3 The Trust and the Underwriter agree that shares of the Trust will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Fund will be sold to the general public.

         1.4 The Trust and the Underwriter shall not sell Trust shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, VII and Section 2.5 of Article II of this Agreement are in effect to govern such sales.

         1.5 The Trust agrees to redeem for cash, on the Company's request, any full or fractional shares of the Trust held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption. For purposes of this
Section 1.5, the Company shall be the designee of the Trust for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such request for redemption on the next following Business Day.

         1.6 The Company agrees to purchase and redeem the shares of each Fund offered by the then current prospectus of the Trust and in accordance with the provisions of such prospectus. The Company agrees that all net amounts available under the variable life and variable annuity contracts with the form number(s) which are listed on Schedule A attached hereto and incorporated herein by this reference, as such Schedule A may be amended from time to time hereafter by mutual written agreement of all the parties hereto, (the "Contracts") shall be invested in the Trust, in such other Trusts advised by the Adviser as may be mutually agreed to in writing by the parties hereto, or in the Company's general account, provided that such amounts may also be invested in an investment company other than the Trust if (a) such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement and the Company so informs the Trust and Underwriter prior to their signing this Agreement; or (b) the Company gives the Trust and the Underwriter 45 days written notice of its intention to make such other investment company available as a funding vehicle for the Contract.

         1.7 The Company shall pay for Trust shares on the next Business Day after an order to purchase Trust shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purpose of Section 2.10 and 2.11, upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust.

         1.8 Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Trust will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

         1.9 The Trust shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Trust's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of that Fund. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

         1.10 The Trust shall make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7 p.m. Boston time.

ARTICLE II. REPRESENTATIONS AND WARRANTIES

         2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Section 61A.13 of the Minnesota Statutes and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

         2.2 The Trust represents and warrants that Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Minnesota and all applicable federal and state securities laws and that the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or the Underwriter.

         2.3 The Trust represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might in the future.

         2.4 The Company represents that the Contracts are currently treated as endowment, annuity or life insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

         2.5 The Trust currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Trust undertakes to have a board of trustees, a majority of whom are not interested persons of the Trust, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

         2.6 The Trust makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Trust represents that the Trust's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Minnesota and the Trust and the Underwriter represent that their respective operations are and shall at all times remain in material compliance with the laws of the State of Minnesota to the extent required to perform this Agreement.

         2.7 The Underwriter represents and warrants that it is a member in good sending of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Trust shares in accordance with the laws of the State of Minnesota and all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

         2.8 The Trust represents that it is lawfully organized and validly existing under the laws of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

         2.9 The Underwriter represents and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Trust in compliance in all material respects with the laws of the State of Minnesota and any applicable state and federal securities laws.

         2.10 The Trust and Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently by Rule 17g-(l) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

         2.11 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust, in an amount not less than the minimal coverage as required currently by entities subject to the requirements of Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

ARTICLE III. PROSPECTUSES AND PROXY STATEMENTS: VOTING

         3.1 The Underwriter shall provide the Company with as many copies of the Trust's current prospectus as the Company may reasonably request. If requested by the Company in lieu thereof the Trust shall provide such documentation (including a final copy of the new prospectus as set in type at the Trust's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Trust is amended) to have the prospectus for the Contracts and the Trust's prospectus printed together in one document (such printing to be at the Company's expense).

         3.2 The Trust's prospectus shall state that the Statement of Additional Information for the Trust is available from the Underwriter (or in the Trust's discretion, the Prospectus shall state that such Statement is available from the Trust), and the Underwriter (or the Trust), at its expense, shall print and provide such Statement free of charge to the Company and to any owner of a Contract or prospective owner who requests such Statement.

         3.3 The Trust at its expense, shall provide the Company with copies of its proxy material reports to stockholders and other communications to stockholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

         3.4      If and to the extent required by law the Company shall:
                  (i)        solicit voting instructions from Contract Owners;
                  (ii) vote the Trust shares in accordance with instructions received from Contract owners; and
                  (iii) vote Trust shares for which no instructions have been received in the same proportion as Trust shares of such Fund for which instructions have been received:

so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law. The Company shall be responsible for assuring that each of their separate accounts participating in the Trust calculates voting privileges in a manner consistent with the standards set forth on Schedule B attached hereto and incorporated herein by this reference.

         3.5 The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Trust will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Trust will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.


ARTICLE IV.  SALES MATERIAL AND INFORMATION

         4.1 The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust or its investment adviser or the Underwriter is named prior to its use. No such material shall be used if the Trust or its designee object to such use within three Business Days after receipt of such material.

         4.2 The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Trust shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee or by the Underwriter, except with the person of the Trust or the Underwriter or the designee of either.

         4.3 The Trust, Underwriter, or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its separate account(s), is named at least three Business Days prior to its use. No such material shall be used if the Company or its designee object to such use within three Business Days after receipt of such material.

         4.4 The Trust and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

         4.5 The Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

         4.6 The Company will provide to the Trust at least one complete copy of all reaction statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such document with the Securities and Exchange Commission.

         4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all registered representatives, agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.


ARTICLE V. FEES AND EXPENSES

         5.1 The Trust and Underwriter shall pay no fee or other compensation to the Company under this agreement except that if the Trust or any Fund adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter. No such payments shall be made directly by the Trust. As of the date of this Agreement, no such payments are contemplated.

         5.2 All expenses incident to performance by the Trust under this Agreement shall be paid by the Trust. The Trust shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Trust, in accordance with applicable state laws prior to their sale. The Trust shall bear the expenses for the cost of registration and qualification of the Trust's shares, preparation and filing of the Trust's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Trust's shares. The Trust shall bear the expenses of printing the Trust's prospectus.

         5.3 The Company shall bear the expenses of printing and distributing the Trust's prospectus to owners of Contracts issued by the Company and of distributing the Trust's proxy materials and reports to such Contract owners.


ARTICLE VI.  DIVERSIFICATION

         6.1 The Adviser will at all times invest the Trust's money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Trust will at all times comply with
Section 817(h) of the Code and Treasury Regulation Section 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. The Adviser shall be jointly and severally liable, with the Trust and Underwriter, for any losses, claims, litigation, damages or expenses resulting to the Company due to the failure to satisfy the diversification requirements described in this Section 6.1.


ARTICLE VII.  POTENTIAL CONFLICTS

         7.1 The Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, including (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities law or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

         7.2 The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.

         7.3 If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Company shall to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict up to and including: (1), withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

         7.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six month period the Underwriter and Trust shall continue to accept and implement orders by the Company for the purchase (or redemption) of shares of the Trust.

         7.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Underwriter and Trust shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust.

         7.6 For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict. The Company shall not be required by Section 7.3 to establish a new Trusting medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination, provided however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

         7.7 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared Trusting (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4 and 7.5 of the Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.


ARTICLE VIII.  INDEMNIFICATION

         8.1. INDEMNIFICATION BY THE COMPANY

         8.1(a). The Company agrees to indemnify and hold harmless the Trust and each of the trustees of the Board and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act
(collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts and:
               (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the Registration Statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or
               (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement prospectus or sales literature of the Trust not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust Shares; or
               (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Trust by or on behalf of the Company, or
               (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement, in which case the Underwriter, together with the Trust and Adviser, shall be jointly and severally liable to the Company, or
               (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

         8.1(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's disregard of obligations or duties under this Agreement or to the Trust whichever is applicable.

         8.1(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The

Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.1(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust Shares or the Contracts or the operation of the Trust.

         8.2   INDEMNIFICATION BY THE UNDERWRITER

         8.2(a) The Underwriter agrees to indemnify and bold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claim, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts and:
         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Trust by or on behalf of the Company for use in the Registration Statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or
         (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Trust, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares; or
         (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust; or
         (iv) arise as a result of any failure, whether intentional or unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement; or
         (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

         8.2(b) The Underwriter shall not be liable under the indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.

         8.2(c) The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party the bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.2(d) The Company agrees to promptly notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

         8.3      INDEMNIFICATION BY THE TRUST

         8.3(a). The Trust agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all loans, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Trust and:
               (i) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement); or
               (ii) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust in which case the Trust, together with the Underwriter and the Adviser shall be jointly and severally liable to the Company; as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

         8.3(b). The Trust shall not be liable under the indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Trust the Underwriter or each Account, whichever is applicable.

         8.3(c). The Trust shall not be liable under this indemnification provision with respect to any claim made against any Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust's election to assume the defense thereof the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.3(d). The Company and the Underwriter agree promptly to notify the Trust of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Trust.


ARTICLE IX.  APPLICABLE LAW

         9.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Minnesota.

         9.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant

(including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.


ARTICLE X. TERMINATION

         10.1.  This Agreement shall terminate:

               (a) at the option of any party upon one year advance written notice to the other parties; provided, however, such notice shall not be given earlier than one year following the date of this Agreement; or

               (b) at the option of the Company to the extent that shares of the Funds are not reasonably available to meet the requirements of the Contracts as determined by the Company, provided, however, that such termination shall apply only to the Fund(s) not reasonably available. Prompt notice of the election to terminate for such cause shall be furnished by the Company; or

               (c) at the option of the Trust in the event that formal administrative proceedings are instituted against the Company by the National Association of Securities Dealers, Inc. ("NASD"), the Securities and Exchange Commission, the Insurance Commissioner or any other regulatory body regarding the Company's duties under this Agreement or related to the sales of the Contracts, with respect to the operation of any Account, or the purchase of the Trust shares, provided, however, that the Trust determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

               (d) at the option of the Company in the event that formal administrative proceedings are instituted against the Trust or
          Underwriter by the NASD, the Securities and Exchange Commission, or any state securities or insurance department or any other regulatory body, provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Trust or Underwriter to perform its obligations under this Agreement; or

               (e) with respect to any Account, upon requisite vote of the Contract owners having an interest in such Account (or any subaccount) to substitute the shares of another investment company for the corresponding Fund shares of the Trust in accordance with the terms of the Contracts for which those Fund shares had been selected to serve as the underlying investment media. The Company will give 30 days' prior written notice to the Trust of the date of any proposed vote to replace the Trust's shares; or

               (f) at the option of the Company, in the event any of the Trust's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

               (g) at the option of the Company, if the Trust ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Trust may fail to so qualify; or

               (h) at the option of the Company, if the Trust fails to meet the diversification requirements specified in Article VI hereof; or

               (i) at the option of either the Trust or the Underwriter, if (1) the Trust or the Underwriter, respectively, shall determine, in their sole judgment reasonably exercised in good faith, that the Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of either the Trust or the Underwriter, (2) the Trust or the Underwriter shall notify the Company in writing of such determination and its intent to terminate this Agreement and (3) after considering the actions taken by the Company and any other changes in circumstances since the giving of such notice, such determination of the Trust or the Underwriter shall continue to apply on the sixtieth
          (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or

               j) at the option of the Company, if (1) the Company shall determine, in its sole judgment reasonably exercised in good faith, that either the Trust or the Underwriter has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity will have a material adverse impact upon the business and operations of the Company, (2) the Company shall notify the Trust and the Underwriter in writing of such determination and its intent to terminate the Agreement and (3) after considering the actions taken by the Trust and/or the Underwriter and any other changes in circumstances since the giving of such notice, such determination shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or

               (k) at the option of either the Trust or the Underwriter, if the Company gives the Trust and the Underwriter the written notice specified in Section 1.6(b) hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, any termination under this Section 10.1(k) shall be effective forty five (45) days after the notice specified in Section 1.6(b) was given.

          10.2. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 10.1(a) may be exercised for any reason or for no reason.

          10.3 NOTICE REQUIREMENT. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate, which notice shall set forth the basis for such termination. Furthermore,

         (a) In the event that any  termination  is based upon the provisions of
Article VII or the provision of Section 10.1(a), 10.1(i), 10.10) or 10.1(k) of this Agreement, such prior written notice shall be given in advance of the effective date of termination as required by such provisions; and

         (b) in the event that any  termination  is based upon the provisions of
Section 10.1(c) or 10.1(d) of this Agreement, such prior written notice shall be given at least ninety (90) days before the effective date of termination.

         10.4 EFFECT OF TERMINATION. Notwithstanding any termination of this Agreement, the Trust and the Underwriter shall, at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitations, the owners of the Existing Contracts shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.4 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

         10.5 The Company shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to the Company's assets held in either Account) except (i) as necessary to implement Contract Owner initiated transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"). Upon request, the Company will promptly furnish to the Trust and the Underwriter the opinion of counsel for the Company to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Fund that was otherwise available under the Contracts without first giving the Trust or the Underwriter 90 days notice of its intention to do so.


ARTICLE XI.  NOTICES

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Trust:

                  One Post Office Square
                  Boston, MA 02109
                  Attention:

         If to the Company:

                  20 Washington Avenue South
                  Minneapolis, Minnesota 55440
                  Attention: James E. Nelson

         If to the Underwriter:

                  One Post Office Square
                  Boston, MA 02109
                  Attention:


ARTICLE XII.  MISCELLANEOUS

         12.1 All persons dealing with the Trust, Underwriter or Company must look solely to the property of the Trust, Underwriter or Company for the enforcement of any claims against the Trust as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust, Underwriter or Company.

         12.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

         12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         12.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         12.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable life insurance operations of the Company are being conducted in a manner consistent with the California Variable Life Insurance Regulations and any other applicable law or regulations.

         12.7 The Trust and Underwriter agree that to the extent any advisory or other fees received by the Trust, the Underwriter or the Adviser are determined to be unlawful in legal or administrative proceedings under the 1973 NAIC model variable life insurance regulation in the states of California, Colorado, Maryland or Michigan, the Underwriter shall indemnify and reimburse the Company for any out of pocket expenses and actual damages the Company has incurred as a result of any such proceeding; provided, however, that the provisions of Section 8.2(b) and 8.2(c) of this Agreement shall apply to such indemnification and reimbursement obligation. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Trust and/or the Underwriter under this Agreement.

         12.8 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in which the parties hereto are entitled to under state and federal laws.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                                    Company:

                                    NORTHWESTERN NATIONAL LIFE
                                    INSURANCE COMPANY
                                    By its authorized officer,

                                    By:    Richard R. Crowl
                                    Title: Vice President
                                    Date:  1-12-94


(SEAL)

                                    By:    Michael S. Fischer
                                    Title: Second Vice President
                                    Date:  1-12-94


(SEAL)

                                     Trust:

                                     PUTNAM CAPITAL MANAGER TRUST
                                     By its authorized officer,

                                     By:    Charles E. Porter
                                     Title: Executive Vice President
                                     Date:  1-13-94


(SEAL)

                                     Underwriter:

                                     PUTNAM MUTUAL FUNDS CORP.
                                     By its authorized officer,

                                     By:    William A. Campagna
                                     Title: Senior Vice President
                                     Date:  1-14-94

(SEAL)

                                   SCHEDULE A
                                    CONTRACTS



1.       NWNL Select Variable Account

         (a) Flexible Premium Individual Deferred Retirement Annuity. Contract Form Number: 84-420 and State Exceptions.


2.       Select*Life Variable Account

         (a) Flexible Premium Variable Life Insurance Policy. Contract Form Number: 84-662 and State Exceptions.

         (b) Flexible Premium Variable Life Insurance Policy. Contract Form Number: 84-795 and State Exceptions.

                                   SCHEDULE B
                             PROXY VOTING PROCEDURE



The following is a list of procedures and corresponding responsibilities for the handling of provides relating to the Trust by the Underwriter, the Trust and the Company. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Company to perform the steps delineated below.

1.       The  number  of  proxy  proposals  is  given  to  the  Company  by  the
         Underwriter as early as possible before the date set by the Trust for the shareholder meeting (the "Record Date") to facilitate the establishment of tabulation procedures. At this time the Underwriter will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2. Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units/shares which are attributed to each contractowner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

             Note: The number of voting instruction cards is determined by the activities described in Step #2. The Company will use its best efforts to call in the number of Customers to NSR, as soon as possible, but no later than two weeks after the Record Date.

3. The Trust's Annual Report must be sent to each Customer by the Company either before or together with the Customers' receipt of proxy statement. Underwriter will provide at least one copy of the last Annual Report to the Company.

4. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Trust. The Company, at its expense, shall produce and personalize the Voting Instruction Cards with the name, address and number of units/shares for each customer. (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5.       Company will at its expense, print account information on the Cards.

6. Allow approximately 24 business days for printing information on the Cards. Information commonly found on the Cards includes:

               a.   name (legal name as found on account registration)

               b.   address

               c.   Trust or account number

               d.   coding  to  state  number  of  shares/units   (depends  upon
                    tabulation process used by the computer system, i.e., whether or not system knows number of shares held just by "reading" the account number)

               e. individual Card number for use in tracking and verification of votes (already Cards as printed by the Trust)

               Note: When the Cards are printed by the Trust each Card is numbered individually to guard against potential Card/ vote duplication.

7. During this time, the Legal Department of the Underwriter or its affiliate ("NSR Legal") will develop, produce, and the Trust will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by Company will include:

               a.   Voting Instruction Card

               b.   proxy notice and statement (one document)

               c. return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent.

               d. "urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Trust.)

               e. cover letter - optional, supplied by Company and reviewed and approved in advance by NSR Legal.

8. The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approve sent to NSR Legal.

9.       Package mailed by the Company.

           * The Trust MUST allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended, but not necessary, to receive a proper response percentage.) Solicitation time is calculated as days from (but NOT including) the meeting, counting backwards.

           ** If the Customers were actually the shareholders, at least 50% of the outstanding shares must be represented and 66 2/3% of that 50% must have voted affirmatively on the proposals to have an effective vote. HOWEVER, since the Company is the shareholder, the Customers' votes will (except in certain limited circumstances) be used to dictate how the Company will vote.

10. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival into vote categories of all yes, no, or mixed replies, and to begin data entry.

           * Postmarks are not generally needed. A need for postmark information could be due to an insurance company's internal procedure and has not been required by NSR in the past.

11. Signatures on Card checked against legal name on account registration which was printed on the Card.

           * This verifies whether an individual has signed correctly for self with the same name as is on the account registration.

For example:

          If the account registration is under "Bertram C. Jones, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

12. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter, a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be NOT RECEIVED for purposes of vote tabulation. Any Cards that have checked out" (e.g., mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

13. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

14. The actual tabulation of votes is done in units and in shares. (It is very important the that Trust receives the tabulations stated in terms of a percentage and the number of SHARES.)

15. Final tabulation in shares is verbally given by the Company to the Legal Department on the morning of the meeting by 10:00 a.m. Connecticut time.

16.      Vote is verified by the Company and is sent to NSR Legal.

17. Company then votes its proxy in accordance with the votes received from Customers the morning of the meeting (except in limited circumstances as may be otherwise required by law). A letter documenting the company's vote is supplied by NSR Legal and is sent to officer of the Company for his signature. This letter is normally sent after the meeting has taken place.

18. The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, NSR will be permitted reasonable access to such Cards.

19. All approvals and "signing-off" may be done orally, but must always be followed up in writing.

20. During tabulation procedures, the Trust and the Company determine if a resolicitation is required and what form that resolicitation should take, whether it should be by a mailing, or by recorded telephone line. A resolicitation is considered when the vote response is slow and it appears that not enough votes would be received by the meeting date. The meeting could be adjourned to leave enough time for the resolicitation.

         A determination is made by the Company and the Trust to find the most cost effective candidates for iresolicitation. These are Customers who have not yet voted, but whose balances are large enough to bring in the required vote with minimal costs.

          a. By mail: NSR Legal amends the voting instruction cards, if necessary, and writes a resolicitation letter. The Trust supplies these to the Company. The Company generates a mailing list, etc., as per step 2 onward.

          b. By phone: Rarely used. This must be done on a recorded line. NSR Legal and the Trust will supply the necessary procedures and script if a phone resolicitation were to be required.

                                 Amendment No. 1


         Amendment to the Participation Agreement among Northwestern National Life Insurance Company (the "Company"), Putnam Capital Manager Trust (the "Fund") and Putnam Mutual Funds Corp. (the "Underwriter") dated January 14, 1991(the "Agreement").

         WHEREAS each of the parties desire to amend the Agreement to permit the Company to offer the Fund through the Company's Select*Life I flexible premium variable life insurance policies and Select*Annuity II individual deferred variable annuity contracts which have separate accounts using the Fund as the investment vehicle for said separate accounts. The Company, Underwriter and Fund hereby agree to amend Schedule A of the Agreement by inserting the following in its entirety:

         1.(b) Flexible Premium Individual Deferred Retirement Annuity Contract Form No, 81-870 and the state exceptions.

         2.(c) Flexible Premium Variable Life Policy Contract Form No. 83-300 and the state exceptions.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of March 15, 1994.

NORTHWESTERN NATIONAL                     PUTNAM CAPITAL MANAGER TRUST
LIFE INSURANCE COMPANY

By:    /S/ RICHARD R. CROWL               By:    /S/ CHARLES E. PORTER
         Richard R. Crowl                         Charles E. Porter
Title:   Vice President and               Title:  Executive Vice President
         Assistant General Counsel

                                          PUTNAM MUTUAL FUNDS CORP.

By:    /S/ MICHAEL S. FISCHER             By:    /S/ WILLIAM A. CAMPAGNA
         Michael S. Fischer                       William A. Campagna
Title:   Second Vice President and        Title:  Senior Vice President and
         Assitant General Counsel                 Director of Insurance Products

                                   SCHEDULE A

                                    CONTRACTS

1.       NWNL Select Variable Account

          (a) Flexible Premium Individual Deferred Retirement Annuity Contract Form Number: 84-420 and state exceptions.

          (b) Flexible Premium Individual Deferred Retirement Annuity Contract Form Number: 81-870 and state exceptions.

2.       Select*Life Variable Account

          (a)  Flexible  Premium  Variable Life Insurance  Policy  Contract Form
               Number: 84-662 and state exceptions.

          (b)  Flexible  Premium  Variable Life Insurance  Policy  Contract Form
               Number: 84-795 and state exceptions.

          (c)  Flexible  Premium  Variable Life Insurance  Policy  Contract Form
               Number: 83-300 and state exceptions.

                                 Amendment No. 2

         Amendment to the Participation Agreement among ReliaStar Life Insurance Company (formerly Northwestern National Life Insurance Company) (the "Company"), Putnam Capital Manager Trust (the "Fund") and Putnam Mutual Funds Corp. (the "Underwriter") dated January 14, 1991 (the "Agreement").

         WHEREAS each of the parties desire to amend the Agreement to permit the Company to offer the Fund through the Company's Select*Life I flexible premium variable life insurance policies and Select*Annuity II individual deferred variable annuity contracts which have separate accounts using the Fund as the investment vehicle for said separate accounts. The Company, Underwriter and Fund hereby agree to amend Schedule A of the Agreement by inserting the following in its entirety:

         2.(d) Survivorship Flexible Premium Variable Life Insurance Policy 85-230, and the state exceptions.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of November 15, 1996.

                          ReliaStar Life Insurance Company

                          By:  ______________________________________
                                   Michael S. Fischer
                          Title:   Vice President and
                                   Assistant General Counsel

                          By:  ______________________________________
                                   John A. Johnson
                          Title:   Vice President and
                                   Actuary Individual Insurance

                          Putnam Capital Manager Trust

                          By:  ______________________________________

                          Name:  ____________________________________

                          Title:  ___________________________________

                          Putnam Mutual Funds Corp.

                          By:  ______________________________________

                          Name:  ____________________________________

                          Title:  ___________________________________

                                   SCHEDULE A

                                    CONTRACTS

1.       NWNL Select Variable Account

          (a) Flexible Premium Individual Deferred Retirement Annuity Contract Form Number: 84-420 and state exceptions.

          (b) Flexible Premium Individual Deferred Retirement Annuity Contract Form Number: 81-870 and state exceptions.

2.       Select*Life Variable Account

          (a)  Flexible  Premium  Variable Life Insurance  Policy  Contract Form
               Number: 84-662 and state exceptions.

          (b)  Flexible  Premium  Variable Life Insurance  Policy  Contract Form
               Number: 84-795 and state exceptions.

          (c)  Flexible  Premium  Variable Life Insurance  Policy  Contract Form
               Number: 83-300 and state exceptions.

          (d) Survivorship Flexible Premium Variable Life Insurance Policy Contract Form Number: 85-230 and state exceptions.